WEINBERG & COMPANY, PA
                        Town Executive Center
                     6100 Glades Road, Suite 314
                      Boca Raton, Florida 33434


          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in the Form 8-K Current Report, as amended, dated December 4, 1998, of AmeriCom USA, Inc. of our report as of June 30, 1998, and 1997, dated January 28, 1999 (except for
Note 4 as to which the date is February 10, 1999) relating to the combined financial statements of AmeriCom USA, Inc. and RMC Diversified Associates International, Ltd. which appear in such Form 8-K.


                              WEINBERG & COMPANY PA
                              Certified Public Accountants


Boca Raton, Florida
February 17, 1999